Exhibit 10.5

BUILDERS FIRSTSOURCE, INC.

First Amendment to the Employment Agreement

with Peter M. Jackson

This First Amendment to the Employment Agreement dated as of November 14, 2016, (the “Employment Agreement”) between Builders FirstSource, Inc. (the “Company”) and Peter M. Jackson (“Executive”) is entered into and effective as of the 19th day of May, 2017.

In consideration of the mutual covenants set forth herein and the continued employment of Executive by the Company, and intending to be legally bound herby, the parties agree as follows:

1.The Employment Agreement is hereby amended by adding the following sentence to the end of Section 11(b):

“Notwithstanding the foregoing, nothing in this Agreement is intended to limit Executive’s right to make disclosures to, or participate in communications with, the Securities and Exchange Commission or any other government agency regarding possible violations of law, without prior notice to the Company.”

2.The Employment Agreement is hereby amended by adding the following provision as a new final Section 27 to the Employment Agreement:

“27.Forum Selection; Consent to Jurisdiction. The exclusive forum for any action to enforce this Agreement, as well as any action relating to or arising out of this Agreement, shall be the state or federal courts of the State of Texas.  With respect to any such court action, Executive and the Company hereby (a) irrevocably submit to the personal jurisdiction of such courts; (b) consent to service of process; (c) consent to venue; and (d) waive any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction, service of process, or venue.  Executive and the Company further agree that the state and federal courts of the State of Texas are convenient forums for any dispute that may arise from this Agreement and that neither party shall raise as a defense that such courts are not convenient forums.”

3.Except as expressly amended hereby, the terms of the Employment Agreement shall be and remain unchanged and the Employment Agreement as amended hereby shall remain in full force and effect.

(Signatures on following page)

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by its duly authorized representative on the day and year first above written.

BUILDERS FIRSTSOURCE, INC.

By:  /s/ Donald F. McAleenan

       Authorized Officer

EXECUTIVE

/s/ Peter M. Jackson

Peter M. Jackson